FOLEY & LARDNER

BRUSSELS                ONE MARITIME PLAZA, SIXTH FLOOR                  ORLANDO
CHICAGO               SAN FRANCISCO, CALIFORNIA 94111-3404            SACRAMENTO
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JACKSONVILLE                                                         TALLAHASSEE
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MADISON                                                         WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     069053-0104


                                January 16, 2001



World Wide Wireless Communications, Inc.
520 Third Street, Suite 101
Oakland, California 94607

          Re:   World Wide Wireless Communications, Inc. Legality of Shares

Gentlemen:

     We have acted as counsel to World Wide Wireless Communications, Inc. (the "Company"), in connection with the registration for resale of 36,336,113 Shares of Common Stock (the "Shares") issued and outstanding, and issuable under the certain Common Stock Purchase Warrants ("the Warrants") and 4% Convertible Debentures, as described in the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

     Our opinion is contingent upon the Company amending its Articles of Incorporation to increase the number of the Company's authorized shares of common stock. Currently, the Company does not have enough authorized shares of common stock to issue upon the exercise or conversion of its outstanding Warrants and 4% Convertible Debentures. All of the shares may not be validly issued until such time as the Articles of Incorporation of the Company are amended to increase the authorized number of shares to allow for the issuance of such shares.

     Subject to the foregoing, and assuming that the shares are issued in accordance with the terms of the Warrants and 4% Convertible Debentures the shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable. The issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable. We are not providing an opinion as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                             Sincerely,


                                             /s/ Foley & Lardner

                                             FOLEY & LARDNER